EXHIBIT 4.16

                                  FIRST AMENDED
                     LIST OF HOLDERS OF WARRANTS TO PURCHASE
                          COMMON SHARES OF THE COMPANY




                         HOLDER                           NUMBER OF WARRANTS
    ---------------------------------------------      ------------------------

    1.    James Rousou                                      400,500

    2.    Control Investments Limited                       133,500

    3.    Best Investments Limited                          133,500

    4.    Champion Investments Limited                       82,500